Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in the following registration statements on Form S-8 of Vishay Intertechnology, Inc. and in the related Prospectuses of our report dated February 5, 1998, (except for Notes 5 and 15, as to which the date is March 4, 1998), with respect to the consolidated financial statements of Vishay Intertechnology, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997.


       Registration
     Statement Number                      Description
     -----------------------------------------------------------
          33-7850                  1986 Employee Stock Plan of
                                   Vishay Intertechnology, Inc.

          33-7851                  1986 Employee Stock Plan of
                                      Dale Electronics, Inc.

          33-59609                 Vishay Intertechnology, Inc.
                                   1995 Stock Option Program


Philadelphia, Pennsylvania
March 31, 1998